Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
China SLP Filtration Technology, Inc.

We hereby consent to the use of our report dated December 22, 2010, with respect to the financial statements of China SLP Filtration Technology, Inc. in the Amendment No. 4 to Registration Statement of China SLP Filtration Technology, Inc. on Form S-1 to be filed on or about January 6, 2011. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
January 6, 2011